Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-4

Eureka Acquisition Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares	(1)	Other	19,540,264	$11.28	$220,414,177.92	0.0001381	$30,439.20

Total Offering Amounts:							$220,414,177.92		30,439.20
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$30,439.20

__________________________________________
Offering Note(s)

(1)	The number of Class A ordinary shares of Eureka Acquisition Corp being registered is based upon the sum of (i) 13,120,231 Class A ordinary shares of Eureka Acquisition Corp after the deregistration, the domestication to Canada (the “Pubco”) to be issued to the shareholders of Marine Thinking Inc. as consideration in connection with the amalgamation with Marine Thinking Inc., (ii) 398,700 Pubco Class A ordinary shares to be issued to the finder of the business combination, (iii) 230,000 Pubco Class A ordinary shares to be issued to the IPO underwriter of Eureka Acquisition Corp, (iv) 2,930,233 Pubco Class A ordinary shares to be issued to public shareholders of Eureka Acquisition Corp, (v) 1,150,000 Pubco Class A ordinary shares to be converted from the public rights of Eureka Acquisition Corp, (vi) 45,600 Pubco Class A ordinary shares to be converted from the private rights of Eureka Acquisition Corp, (vii) 1,437,500 Pubco Class A ordinary shares to be issued to the sponsor, directors, and officer, and (viii) 228,000 Pubco Class A ordinary shares to be issued to the sponsor for the conversion of the private unit shares held by the sponsor. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the enclosed proxy statement/prospectus.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 475(c), based on the average of the high and low prices of SPAC Class A ordinary shares on Nasdaq on April 22, 2025, such date being within five business days of the date that this registration statement was first filed with the SEC.